                                  EXHIBIT 99.4

EXHIBIT 99.4

FENTRESS COUNTY, TN. LEASES

                                             NEXT       PRIMARY
LEASE #    LESSOR NAME                       RENT       XPIRATION    BOOK    PAGE     NET ACRE      LOR       NRI       WI
============================================================================================================================
 1        CONATSER, CHARLES F.            4/18/96        4/18/96      32      16      50            12.5%     87.5     100%
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 2        DELK, MACK                      4/25/96        4/25/96      32      10      86            12.5%     87.5     100%
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 3        DILLARD, RAY HYDER              3/30/96        3/30/96      32      13     451            12.5%     87.5     100%
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 4        DUNCAN, EUGENE                  3/31/96        3/31/96      32       7     150            12.5%     87.5     100%
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 5        DUNCAN, GWENITH                 10/3/96        10/3/96      32       1     846            12.5%     87.5     100%
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 6        DUNCAN, GUY O.                  4/21/96        4/21/96      32       4     150            12.5%     87.5     100%
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 7        FRANKLIN, JESS                   4/1/96         4/1/96      32      25      35            12.5%     87.5     100%
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 8        REAGAN, RAY                     1/14/96        1/14/96      31     626     263            12.5%     87.5     100%
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 9        WOODS, EARNEST                  7/11/96        7/11/96      31     540      90            12.5%     87.5     100%
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                                                                 TOTAL ACREAGE      2121
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